EXHIBIT 10.6
EXECUTION COPY

MASTER AGREEMENT

This Agreement (“Agreement”) is made this 3rd day of July, 2007 by and between AmTrust Financial Services, Inc., a Delaware Corporation (“AmTrust”), and Maiden Holdings, Ltd., a Bermuda corporation (“Maiden Holdings”).

RECITALS

WHEREAS, Maiden Holdings plans to capitalize Maiden Insurance Company, Ltd., a reinsurance company to be domiciled in Bermuda (“Maiden Insurance”) and wholly owned by Maiden Holdings; and

WHEREAS, AmTrust, directly or indirectly, owns Rochdale Insurance Company, a New York corporation (“Rochdale”), Technology Insurance Company, Inc., a New Hampshire corporation (“TIC”), Wesco Insurance Company, a Delaware corporation (“Wesco”), AmTrust International Underwriters, Ltd., a Irish corporation (“AIU”), and IGI Insurance Company, a United Kingdom corporation (“IGI,” together with Rochdale, TIC, Wesco, AIU and any additional companies that write direct insurance business as to which AmTrust acquires a majority interest that Maiden Insurance desires to reinsure as contemplated hereby, the “AmTrust Ceding Insurers”), and intends to enter into a strategic reinsurance arrangement with Maiden Insurance; and

WHEREAS, when AmTrust completes its acquisition of Associated Industries Insurance Company, Inc., a Florida corporation (“Associated”), Associated will become an AmTrust Ceding Insurer; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Maiden Insurance is entering into a quota share reinsurance agreement with AIU and IGI, pursuant to which agreement Maiden Insurance will, effective as of 12:01 a.m. on July 1, 2007 (the “Effective Time”) and subject to the licensing and capitalization of Maiden Insurance, reinsure 40% of all ultimate net loss each of AIU and IGI incurs as a result of losses under all of their respective workers’ compensation, general liability, commercial automobile liability, specialty risk and extended warranty policies and such other types of policies that Maiden Insurance desires to reinsure pursuant to the provisions of any such quota share reinsurance agreement as contemplated by Article I therein; and

WHEREAS, after the Effective Time and the licensing and capitalization of Maiden Insurance, subject to the receipt of regulatory approval, Maiden Holdings plans to cause Maiden Insurance to reinsure 40% of all ultimate net loss each such AmTrust Ceding Insurer incurs as a result of losses under all of its respective workers’ compensation, general liability, commercial automobile liability, specialty risk and extended warranty policies (the “Covered Business”), and such other types of policies that Maiden Insurance desires to reinsure pursuant to the provisions of any such quota share reinsurance agreement as contemplated by Article I therein, pursuant to a reinsurance quota share agreement to be entered into by Maiden Insurance and the AmTrust Ceding Insurers; and

WHEREAS, effective as of the Effective Time, but subject to the licensing and capitalization of Maiden Insurance and receipt of all required U.S. state insurance regulatory approvals, Maiden Holdings plans to cause Maiden Insurance to reinsure 40% of all ultimate net loss each of Rochdale, TIC and Wesco incurs as a result of losses pursuant to policies issued by those insurers that cover the Covered Business and such other types of policies that Maiden Insurance desires to reinsure pursuant to the provisions of the such quota share reinsurance agreement as contemplated by Article I therein;

WHEREAS, in connection with such reinsurance agreements, where necessary for an AmTrust Ceding Company to receive credit for reinsurance under applicable law) each of AmTrust and Maiden Holdings intend to cause such AmTrust Ceding Insurers (initially Rochdale, TIC and Wesco) and Maiden Insurance, respectively, to enter into reinsurance trust agreements for the purpose of providing collateral security for the performance by Maiden Insurance of its obligation to the AmTrust Ceding Insurers under the applicable reinsurance agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) AII Insurance Management Ltd. and Maiden Insurance are entering into an Asset Management Agreement pursuant to which AmTrust will provide asset management services to Maiden Insurance, and (ii) AII Reinsurance Broker Ltd. and Maiden Insurance are entering into a Reinsurance Brokerage Agreement pursuant to which Maiden Insurance will appoint AII Reinsurance Broker Ltd. as a broker of reinsurance and will pay it a fee in connection with reinsurance ceded to Maiden Insurance by AmTrust’s insurance company subsidiaries; and

WHEREAS, Maiden Holdings and AmTrust would like to establish a procedure to provide for the conduct of business with regard to any future opportunities presented to both AmTrust and Maiden Holdings to insure, reinsure or acquire the same book of business;

NOW, THEREFORE, in consideration of the mutual agreements described in this Agreement, AmTrust and Maiden Holdings agree as follows:

ARTICLE I
PURPOSE AND OVERVIEW

1.1 Overview. As a result of the contemplated transactions set forth herein, whereby AmTrust is an intended strategic business partner with Maiden Holdings, it is intended that Maiden Holdings will be an organization that on fair and reasonable terms (a) can provide a stable source of reinsurance to the AmTrust Ceding Insurers, and (b) can have a steady source of profitable reinsurance business from the AmTrust Ceding Insurers in its initial years as it establishes itself in the marketplace.

1.2 Purpose of Agreement. The purpose of this Agreement is to set forth duties and covenants of AmTrust and Maiden Holdings including:

(a) Duties and covenants of AmTrust and Maiden Holdings to each other after the Effective Time; and

(b) Duties and covenants of AmTrust and Maiden Holdings to each other regarding the establishment of appropriate corporate governance principles to address conflicts of interest and the pursuit of corporate opportunities by each in connection with any opportunities that may be presented to both AmTrust and its subsidiaries and Maiden Holdings and its subsidiaries to insure, reinsure or acquire the same book of business.

1.3 Agreements Contemplated. This Agreement contemplates that, in order to effectuate the business goals set forth herein, (a) quota share reinsurance agreements between Maiden Insurance and the AmTrust Ceding Insurers, substantially in the same form as the agreements attached hereto as Exhibit A-1 (applying to Rochdale; TIC; Wesco, upon the closing of AmTrust’s acquisition of Associated, Associated and potentially other AmTrust Ceding Insurers from time to time, the “U.S. Reinsurance Agreement”) and A-2 (applying to AIU, IGI and potentially other AmTrust Ceding Insurers over time, the “International Reinsurance Agreement”) (collectively, the “Reinsurance Agreements”), shall be executed and delivered by the parties and (b) reinsurance trust agreements among Rochdale, TIC and Wesco, as beneficiaries, Maiden Insurance, as grantor, and a trustee, substantially in the same form as the agreements attached hereto as Exhibits B-1, B-2 and B-3 (the “Reinsurance Trust Agreements”) shall be executed and delivered by the parties. If AmTrust acquires a majority equity interest in any other insurance company that writes direct business (an “Additional AmTrust Ceding Insurer”) and such company writes direct business of a type constituting Covered Business,

1.4 it will cause such Additional AmTrust Ceding Insurer to enter into one of the Reinsurance Agreements (the U.S. Reinsurance Agreement if such Additional AmTrust Ceding Insurer is organized under the laws of the United States, any state thereof, the District of Columbia or any territory or possession of the United States and the International Reinsurance Agreement if such Additional AmTrust Ceding Insurer is organized under the laws of any other jurisdiction). If the direct business written by such Additional AmTrust Ceding Insurer is not of a type constituting Covered Business, AmTrust shall cause such Additional AmTrust Ceding Insurer to offer Maiden Insurance the opportunity to reinsure such business pursuant to the terms of the applicable Reinsurance Agreement, and, if Maiden accepts such offer, will cause such Additional AmTrust Ceding Insurer to enter into one of the Reinsurance Agreements (the U.S. Reinsurance Agreement if such Additional AmTrust Ceding Insurer is organized under the laws of the United States, any state thereof, the District of Columbia or any territory or possession of the United States and International Reinsurance Agreement if such Additional AmTrust Ceding Insurer is organized under the laws of any other jurisdiction).

It is expressly understood by all parties that the parties will act with diligence to cause the U.S. Reinsurance Agreement to become effective as soon as practicable after the Effective Time but that it will require submission to and approval or non-disapproval by all applicable U.S. state insurance regulators before it becomes effective.

1.5 Good Faith. Each party agrees that it will negotiate and act in good faith and will take all steps reasonably necessary to carry out the intent of this Agreement and preserve the economic arrangements contemplated hereby, including modifying the Reinsurance Agreements and the Reinsurance Trust Agreements to the extent required to comply with the laws, orders or directives of any insurance regulator having jurisdiction over the parties thereto or negotiating and entering into any other agreements that are reasonable and necessary in order to carry out the intent of the parties.

1.6 Term. This Agreement shall be effective upon the Effective Time.

ARTICLE II
TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

2.1 Duties of the Parties after the Effective Time. Maiden Holdings shall cause Maiden Insurance to enter into the Reinsurance Agreements and the Reinsurance Trust Agreements and AmTrust shall cause the AmTrust Ceding Insurers to enter into the Reinsurance Agreements and each of the AmTrust Ceding Insurers contemplated as being parties to a Reinsurance Trust Agreement to enter into the applicable Reinsurance Trust Agreement. If AmTrust acquires a majority equity interest in an Additional AmTrust Ceding Insurer, Maiden Holdings will cause Maiden Insurance, and AmTrust will cause such Additional AmTrust Ceding Insurer, to enter into(i) an amendment to the applicable Reinsurance Agreement to provide for the inclusion of such Additional AmTrust Ceding Insurer and (ii) if a Reinsurance Trust Agreement is required for such Additional AmTrust Ceding Insurer to be given credit for such reinsurance under applicable law, a Reinsurance Trust Agreement in form substantially consistent with the other Reinsurance Trust Agreements but with such modifications as shall be reasonably necessary to comply with the laws of the jurisdiction under which such AmTrust Ceding Company is organized.

2.2 Corporate Governance Considerations. Both AmTrust and Maiden Holdings are committed to good corporate governance, compliance with Securities and Exchange Commission and stock exchange listing requirements, adherence to the applicable governing corporate laws, and satisfaction of state regulatory laws regarding insurance holding company structure and related party transactions.

Both AmTrust and Maiden Holdings recognize that because they have large shareholders in common and because AmTrust and Maiden Holdings will initially share members of executive management and boards of directors, activities of each that impact the other will attract special scrutiny from interested parties and demand special scrutiny from AmTrust’s and Maiden Holdings’ management and boards of directors. Accordingly, each of AmTrust and Maiden Holdings shall require that on any occasion where a business opportunity to insure, reinsure or acquire the same book of business is presented to both AmTrust and Maiden Holdings, each company shall refer such opportunity to a committee of its independent directors to decide whether that company shall pursue the opportunity. A director of Maiden Holdings or AmTrust shall not be considered “independent” unless the board of directors of Maiden Holdings or AmTrust, respectively, determines that such director is independent with respect to both Maiden Holdings and AmTrust under the applicable standards for director independence under the rules of the principal stock exchange on which any securities of Maiden Holdings or AmTrust, respectively, are listed (or, if no securities of such party are listed on any stock exchange, the rules of the NASDAQ Stock Market).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AMTRUST

AmTrust hereby represents and warrants to Maiden Holdings the following:

3.1 Organization and Corporate Power. AmTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware having all corporate power and authority necessary to own its property and operate its businesses as now conducted. It has all corporate power, authority and legal right necessary to execute and deliver this Agreement and, subject to receipt of the requisite approvals or non-disapprovals of the U.S. Reinsurance Agreement and the Reinsurance Trust Agreements from the applicable insurance regulators, to perform and carry out the transactions contemplated hereby pursuant to the terms and conditions of this Agreement.

3.2 Authorization and Effect. This Agreement and the performance of the actions provided for herein have been duly and validly authorized by all necessary corporate action on the part of AmTrust. This Agreement has been executed and delivered by duly authorized and acting officers of AmTrust, and assuming the due authorization, execution and delivery of this Agreement by Maiden Holdings, constitutes a legal, valid and binding obligation of AmTrust enforceable in accordance with its terms, subject to (i) laws relating to bankruptcy, fraudulent conveyances, reorganization, liquidation, moratorium and other similar laws affecting creditor’s rights generally, (ii) general principles of equity (regardless whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy and (v) concepts of comity.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MAIDEN HOLDINGS

Maiden Holdings hereby represents and warrants to AmTrust the following:

4.1 Organization and Corporate Power. Maiden Holdings is a corporation duly organized, validly existing and in good standing under the laws of Bermuda having all corporate power and authority necessary to own its property and operate its businesses as now conducted. It has all corporate power, authority and legal right necessary to execute and deliver this Agreement and, subject to receipt of the requisite approvals or non-disapprovals of the U.S. Reinsurance Agreement and the Reinsurance Trust Agreements from the applicable insurance regulators, to perform and carry out the transactions contemplated hereby pursuant to the terms and conditions of this Agreement.

4.2 Authorization and Effect. This Agreement and the performance of the actions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Maiden Holdings. This Agreement has been executed and delivered by duly authorized and acting officers of Maiden Holdings, and assuming the due authorization, execution and delivery of this Agreement by AmTrust, constitutes a legal, valid and binding obligation of Maiden Holdings enforceable in accordance with its terms, subject to (i) laws relating to bankruptcy, fraudulent conveyances, reorganization, liquidation, moratorium and other similar laws affecting creditor’s rights generally, (ii) general principles of equity (regardless whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy and (v) concepts of comity.

ARTICLE V
ADDITIONAL COVANENTS OF THE PARTIES

5.1 Regulatory Matters. The parties hereto will cooperate with each other in the preparation and submission of those filings and documents necessary to obtain the permits, consents, approvals, non-disapprovals and authorizations of governmental bodies necessary to consummate the transactions contemplated by this Agreement. AmTrust and Maiden Holdings will furnish the other all information concerning itself and its subsidiaries and such other matters and things as may be necessary, prudent or advisable in connection with any statement or application made by or on behalf of AmTrust or Maiden Holdings to any governmental body in connection with the transactions contemplated herein.

5.2 Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible. If at any time further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the parties hereto shall take all such reasonably necessary action.

ARTICLE VI
CONDITIONS TO THE CONSUMMATION OF TRANSACTIONS

6.1 General Conditions. The obligations of the parties to complete the various transactions contemplated by this Agreement shall be subject to the satisfaction of the following terms and conditions, except as otherwise specifically provided herein:

(a) receipt of all necessary regulatory approvals or non-disapprovals, without material or substantial qualification or condition, as are required to consummate the transaction contemplated hereby (except where the failure to obtain any such approval would not render the transaction contemplated hereby illegal or otherwise deprive either party of the material benefits of this Agreement or be materially inconsistent with the conditions set forth above), and such shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired; and

(b) neither AmTrust or any of the AmTrust Ceding Insurers, on one hand, nor Maiden Holdings or Maiden Insurance, on the other hand, shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transaction contemplated hereby, nor shall there be pending a suit or proceeding by any governmental authority which seeks injunctive or other relief in connection with the transaction contemplated hereby.

ARTICLE VII
TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated at any time prior to its expiration:

(a) by the written consent of AmTrust and Maiden Holdings;

(b) by AmTrust if there shall have been any material misrepresentation in this Agreement by Maiden Holdings or any material breach of any covenant of Maiden Holdings hereunder and such breach shall not have been remedied within 30 days after receipt by Maiden Holdings of notice in writing from AmTrust specifying the nature of the breach and requesting such be remedied; and

(c) by Maiden Holdings if there shall have been any material misrepresentation in this Agreement by AmTrust or any material breach of any covenant of AmTrust hereunder and such breach shall not have been remedied within 30 days after receipt by AmTrust of notice in writing from Maiden Holdings specifying the nature of the breach and requesting such be remedied;

provided that the provisions of Section 2.2 shall survive such termination, if, and for so long as, (i) any member of the executive management or board of directors of AmTrust or any person or group of persons acting in concert who beneficially owns (as defined below) voting securities having 10% or more of the voting power of all outstanding voting securities of AmTrust is a member of the executive management or board of directors of Maiden Holdings, (ii) any member of the executive management or board of directors of Maiden Holdings or Maiden Insurance or any person or group of persons acting in concert who beneficially owns voting securities having 10% or more of the voting power of all outstanding voting securities of Maiden Holdings is a member of the executive management of AmTrust, or (iii) any person or group of persons acting in concert beneficially owns voting securities having 10% or more of the voting power of all outstanding voting securities of both Maiden Holdings and AmTrust. “Beneficially owns” shall have the meaning ascribed to such term in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

7.2 Effect of Termination. In the event that this Agreement is terminated as provided in Section 7.1 above, this Agreement shall forthwith become void (other than this Section 7.2, and Sections 8.1, 9.1 through 9.3, and 9.5 through 9.11, hereof which shall remain in full force and effect) and there shall be no further liability on the part of AmTrust or Maiden Holdings. Nothing contained in this Section 7.2 shall relieve any party hereto from liability for its breach of this Agreement.

7.3 Amendment. At any time during the term of this Agreement, the parties hereto may amend this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VIII
INDEMNIFICATION

8.1 Indemnification. Each party to this Agreement shall indemnify the other party against, and hold it harmless from, all losses, damages, and liabilities incurred by such party arising from any material breach of any representation or warranty made herein or of any material failure to fulfill its obligations as set forth in this Agreement by the party against which such indemnification is sought. All representations and warranties and indemnification obligations made in this Agreement shall survive the implementation of the transactions contemplated hereby.

ARTICLE IX
MISCELLANEOUS

9.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.2 Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, by a nationally recognized overnight courier service or by facsimile as follows, and shall be deemed given when actually received.

(a) if to AmTrust:

AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038
Attention: Stephen Ungar
Facsimile: (212) 220-7130

(b) if to Maiden Holdings:

Maiden Holdings, Ltd.
7 Reid Street
Hamilton HM 12 Bermuda
Attention: Ben Turin
Facsimile: (441) 292-5796

With a copy (which shall not constitute notice) to:

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, New York 10019
Attention: Matthew M. Ricciardi, Esq.
Facsimile: (212) 649-9483

9.3 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.4 Survival of Covenants, Representations and Warranties. The representations and warranties contained herein shall survive throughout the course of the transactions contemplated hereby and may be enforced by the parties hereto. The covenants shall survive according to their individual terms.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and each of which shall be deemed an original.

9.6 Headings. The article and section headings used in this Agreement have been inserted for convenience of reference only and shall not be construed to affect the meaning or interpretation of any provision, term or condition hereof.

9.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws and decisions of the State of New York without giving effect to the principles of conflicts of laws thereof.

9.8 Entire Agreement; No Third Party Beneficiaries. This Agreement represents the entire agreement between the parties and supersedes all prior written or oral agreements relating to the transactions contemplated hereby and is not intended to confer upon any person other than the parties any rights or remedies hereunder.

9.9 Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

9.10 Assignment of Agreement. This Agreement may not be assigned without the written consent of all parties to it. This Agreement shall insure to the benefit of, and be binding upon, the successors of each party. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, assigns and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

9.11 Waiver. No party to this Agreement shall be deemed to have waived any rights or remedies under this Agreement unless such waiver is expressly made in writing and signed by such party. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No single waiver or failure to exercise any right or remedy shall be construed as a waiver of any other right or remedy.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their respective undersigned officers, each thereunto duly authorized.

                                AMTRUST FINANCIAL SERVICES, INC.

By:_ /s/ Stephen Ungar______________
  Name: Stephen Ungar
  Title: Secretary

MAIDEN HOLDINGS, LTD.

By:__ /s/ Bentzion S. Turin____________
  Name: Bentzion S. Turin
  Title: Chief Operating Officer,
  General Counsel and Assistant Secretary